PARTICIPATION AGREEMENT

Among

Security Benefit Life Insurance Company,

RS Investment Trust, on behalf of its,

RS Partners Fund series only

and

RS Investment Management, L.P.

THIS AGREEMENT, dated as of the 1st day of July, 2003, by and among Security Benefit Life Insurance Company, (the “Company”), a stock life insurance company organized under the laws of the State of Kansas, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto, as may be amended from time to time (each an “Account”), RS Investment Trust (the “Trust”) on behalf of its RS Partners Fund series (the “Fund”) only, and RS Investment Management, L.P. (the “Adviser”), a California partnership.

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940 (the “1940 Act”) and its shares are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Adviser, which serves as investment adviser to the Fund, is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Company has issued or will issue certain variable annuity contracts supported wholly or partially by the Account (the “Contracts”), and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

WHEREAS, the Account is duly established and maintained as a segregated asset account, duly established by the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforesaid Contracts; and

WHEREAS, the Company intends to purchase shares in the Fund, on behalf of the Account to fund the aforesaid Contracts;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Adviser agree as follows:

ARTICLE I. Sale of Fund Shares

1.1. Subject to Article IX hereof, the Fund agrees to make its shares available to the Company for purchase on behalf of the Account, such purchases to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Board of Trustees of the Fund (the “Board”) may suspend or terminate the offering of shares of the Fund or class thereof, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary or in the best interests of the Fund or its shareholders.

1.2. The Fund shall redeem, at the Company’s request, any full or fractional Fund shares held by the Company on behalf of the Account, such redemptions to be effected at net asset value in accordance with Section 1.3 of this Agreement. Notwithstanding the foregoing, the Fund may delay redemption of Fund shares to the extent permitted at the time by the 1940 Act, and any rules, regulations or orders thereunder or the Fund’s prospectus.

1.3. Purchase and Redemption Procedures

(a) The Fund hereby appoints the Company as an agent of the Fund for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Account (but not with respect to the Fund shares that may be held in the general account of the Company) for shares of those Funds made available hereunder, based on allocations of amounts to the Account or subaccounts thereof under the Contracts and other transactions relating to the Contracts or the Account. Receipt and acceptance of any such request (or relevant transactional information therefor) on any day the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value (a “Business Day”) pursuant to the rules of the Securities and Exchange Commission (“SEC”), by the Company as such limited agent of the Fund prior to the time that the Fund ordinarily calculates its net asset value as described from time to time in the Fund’s prospectus shall constitute receipt and acceptance by the Fund on that same Business Day, provided that the Fund receives notice of such request by 9:30 a.m. Eastern Time on the next following Business Day.

(b) The Company shall pay for shares of each Fund on the same Business Day that it notifies the Fund of a purchase request for such shares. Payment for Fund shares shall be made in federal funds transmitted to the Fund or other designated person by wire to be received by 3:00 p.m. Eastern Time on the Business Day the Fund is notified of the purchase request for Fund shares (unless the Fund otherwise determines and so advises the Company to delay the date of payment, to the extent the Fund may do so under the 1940 Act). If federal funds are not received on time, such funds will be invested, and Fund shares purchased thereby will be issued, as soon as practicable and the Company shall promptly, upon the Fund’s request, reimburse the Fund for any charges, costs, fees, interest or other expenses incurred by the Fund in connection with any advances to, or borrowing or overdrafts by, the Fund, or any similar expenses incurred by the Fund, as a result of portfolio transactions effected by the Fund based upon such purchase request. Upon receipt of federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

(c) Payment for Fund shares redeemed by the Account or the Company shall be made by the Fund in federal funds transmitted by wire to the Company or any other designated person by 3 p.m. Eastern Time on the same Business Day the Fund is properly notified of the redemption order of such shares, except that the Fund reserves the right to delay payment of redemption proceeds to the extent permitted under Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Fund as described in the then-current prospectus.

(d) Any purchase or redemption request for Fund shares held or to be held in the Company’s general account shall be effected at the net asset value per share next determined after the Fund’s receipt and acceptance of such request, provided that, in the case of a purchase request, payment for Fund shares so requested is received by the Fund in federal funds prior to close of business for determination of such value, as defined from time to time in the Fund’s prospectus.

1.4. The Adviser shall use its best efforts to make the net asset value per share for each Fund available to the Company by 6:30 p.m. Eastern Time each Business Day, and in any event, as soon as reasonably practicable after the net asset value per share for the Fund is calculated, and shall calculate such net asset value in accordance with the Fund’s prospectus. If the Trust provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly to the Company upon discovery. In the event that any such material error is the result of the gross negligence of the Fund, or its designated agent for calculating the net asset value, any administrative or other costs or losses incurred for correcting underlying Contract owner accounts shall be at the Adviser’s expense.

1.5. The Adviser shall use its best efforts to furnish notice (by wire or telephone followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on any Fund shares by the record date, but in no event later than 6:30 p.m. Eastern Time on the ex-dividend date. The Company, on its behalf and on behalf of the Account, hereby elects to receive all such dividends and distributions as are payable on the Fund shares in the form of additional shares of that Fund. The Company reserves the right, on its behalf and on behalf of the Account, to revoke this election and to receive all such dividends and capital gain distributions in cash. The Fund shall notify the Company promptly of the number of Fund shares so issued as payment of such dividends and distributions.

1.6. Issuance and transfer of Fund shares shall be by book entry only. Share certificates will not be issued to the Company or the Account. Purchase and redemption orders for Fund shares shall be recorded in an appropriate ledger for the Account or the appropriate subaccount of the Account.

1.7. (a) The parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund’s shares may be sold to other insurance companies and the cash value of the Contracts may be invested in other investment companies.

(b) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), take any action to operate the Account as a management investment company under the 1940 Act.

(c) The Company shall not, without prior notice to the Adviser (unless otherwise required by applicable law), induce Contract owners to change or modify the Fund or change the Fund’s investment adviser.

(d) The Company shall not, without prior notice to the Fund, induce Contract owners to vote on any matter submitted for consideration by the shareholders of the Fund in a manner other than as recommended by the Board.

1.8. The parties may agree, in lieu of the procedures set forth above in this Article 1, to place and settle trades for Fund shares through a clearing corporation. In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation.

ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts (a) are, or prior to issuance will be, registered under the 1933 Act, or (b) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal securities and state securities and insurance laws. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law, that it has legally and validly established the Account as a segregated asset account under Kansas insurance laws, and that it (a) has registered or, prior to any issuance or sale of the Contracts, will register the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or alternatively (b) has not registered the Account in proper reliance upon an exclusion from registration under the 1940 Act.

2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares to the Company. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund in order to effect the sale of shares to the Company hereunder.

2.3. The Fund represents that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act.

2.4. The Adviser represents and warrants that it is registered as an investment adviser with the SEC.

2.5. The Fund and the Adviser represent and warrant that all of their trustees/directors, officers, employees, and other individuals or entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.6. The Company represents and warrants that all of its directors, officers, employees, and other individuals/entities employed or controlled by the Company dealing with the money and/or securities of the Account are covered by a blanket fidelity bond or similar coverage for the benefit of the Account, in an amount not less than $5 million. The aforesaid bond includes coverage for larceny and embezzlement and is issued by a reputable bonding company.

2.7. Each party to this Agreement hereby agrees to abide by and comply with all applicable anti-money laundering laws and regulations including the Anti-Money Laundering and Abatement Act and relevant provisions of the USA Patriot Act of 2001.

ARTICLE III. Prospectuses and Proxy Statements; Voting

3.1. The Fund shall provide the Company with as many printed copies of the current prospectus, current Statement of Additional Information (“SAI”), supplements, proxy statements, and annual or semi-annual reports of each Fund (for distribution to Contract owners with value allocated to the Funds) as the Company may reasonably request to deliver to existing Contract owners. If requested by the Company in lieu thereof, the Fund shall provide such documents (including a “camera-ready” copy of such documents as set in type, a diskette in the form sent to the financial printer, or an electronic copy of the documents in a format suitable for posting on the Company’s website, all as the Company may reasonably request) and such other assistance as is reasonably necessary in order for the Company to have prospectuses, SAIs, supplements and annual or semi-annual reports for the Contracts and the Fund printed together in a single document or posted on the Company’s web-site or printed individually by the Company if it so chooses. The expenses associated with printing and providing such documentation shall be as set forth in Article V.

3.2. The Fund’s prospectus shall state that the current SAI for the Fund is available.

3.3. The Adviser shall provide the Company with information regarding the Fund’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract. The Company agrees that it will use such information substantially in the form provided. The Company shall provide prior written notice of any proposed modification of such information, which notice will describe the manner in which the Company proposes to modify the information, and agrees that it may not modify such information in any way without the prior consent of the Fund in its sole discretion.

3.4. The Fund will pay or cause to be paid the expenses associated with text composition, printing, mailing, distributing, and tabulation of proxy statements and voting instruction solicitation materials to Contract owners with respect to proxies related to the Fund, consistent with applicable provisions of the 1940 Act.

3.5. So long as, and to the extent the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners, or to the extent otherwise required by law, the Company shall provide a list of Contract owners with value allocated to the Fund as of the record date to the Fund or its agent in order to facilitate the Fund’s solicitation of voting instructions from Contract owners on behalf of the Company. The Company shall also provide such other information to the Fund as is reasonably necessary in order for the Fund to properly tabulate votes for Fund initiated proxies. The Company reserves the right to vote Fund shares held in its general account in its own right, to the extent permitted by applicable laws.

ARTICLE IV. Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material that the Company develops and in which the Fund or the Adviser is named. No such material shall be used until approved in writing by the Adviser or its designee, and the Adviser will use its best efforts for it or its designee to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Fund and the Adviser, themselves or through their designees, reserve the right to object in their sole discretion to the continued use of any such sales literature or other promotional material in which the Fund or the Adviser is named, and no such material shall be used if the Fund, the Adviser, or any designee so objects.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund or the Adviser in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus or SAI for the Fund shares, as such registration statement and prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund or its designee.

4.3. The Adviser, or its designee, shall furnish, or cause to be furnished, to the Company, each piece of sales literature or other promotional material that it develops and in which the Company, and/or the Account, is named. No such material shall be used until approved in writing by the Company, and the Company will use its best efforts to review such sales literature or promotional material within five (5) Business Days after receipt of such material. The Company reserves the right to object in its sole discretion to the continued use of any such sales literature or other promotional material in which the Company and/or its Account is named, and no such material shall be used if the Company so objects.

4.4. The Fund shall not give any information or make any representations on behalf of the Company or concerning the Company, the Account, or the Contracts other than the information or representations contained in a registration statement, prospectus (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), or SAI for the Contracts, as such registration statement, prospectus, or SAI may be amended or supplemented from time to time, or in published reports for the Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company, except with the permission of the Company.

4.5. The Adviser will provide to the Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, and all amendments to any of the above, that relate to the Fund or their shares, promptly after the filing of such document(s) with the SEC.

4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses (which shall include an offering memorandum, if any, if the Contracts issued by the Company or interests therein are not registered under the 1933 Act), SAIs, reports, solicitations for voting instructions, and all amendments to any of the above, that relate to the Contracts or the Account, promptly after the filing of such document(s) with the SEC. The Company shall provide to the Fund and the Adviser any complaints received from the Contract owners pertaining to the Fund.

4.7. The Fund will use reasonable efforts to provide the Company with as much notice as is reasonably practicable of any proxy solicitation for the Fund, and of any material change in the Fund’s registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Adviser will work with the Company so as to facilitate the solicitation of proxies from Contract owners, or to make changes to its prospectus or registration statement, in an orderly manner.

ARTICLE V. Fees and Expenses

5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Fund may make payments to the Company or to the underwriter for the Contracts if and in amounts agreed to by the Fund in writing.

5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund or the Adviser. The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and filing of the Fund’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares. The Fund shall bear the expenses of distributing the Fund’s proxy materials and reports to existing Contract owners. The Fund shall also bear the expense of printing the Fund’s prospectus, and annual and semi-annual reports, which are delivered to existing Contract owners with value allocated to the Fund (regardless of whether such prospectuses are printed by the Fund or the Company; provided that, where such prospectuses are printed by the Company, the expense thereof must be an amount considered reasonable by the Fund).

5.3. The Company shall bear the expense of distributing all prospectuses and reports to shareholders (whether for existing Contract owners or prospective Contract owners). The Company shall bear the expense of printing copies of the prospectus for the Contracts for use with prospective Contract owners. The Company shall bear the expenses incident to (including the costs of printing) sales literature and other promotional material that the Company develops and in which the Fund is named.

ARTICLE VI. Qualification

The Fund represents and warrants that it is, and intends to remain qualified as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code,”) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. If during any period the Fund fails to qualify as a RIC under Subchapter M, then the Adviser will indemnify the Company to the extent, but only to the extent, of the amount of any tax payable by the Fund in respect of such period, multiplied by the percentage obtained by dividing the number of shares of the Fund held by the Company at the time the amount of such tax is first deducted from the assets of the Fund shown on the Fund’s financial statements by the total number of shares of the Fund outstanding at such time. In addition, in any such case, the Adviser will indemnify the Company for all reasonable legal expenses incurred by the Company in the defense of any claim by Contract owners against it arising from the failure of the Fund to qualify as a RIC.

ARTICLE VII. Indemnification

7.1. Indemnification by the Company

7.1(a). The Company agrees to indemnify and hold harmless each of the Fund and the Adviser and each of its trustees/directors and officers, and each person, if any, who controls the Fund or Adviser within the meaning of Section 15 of the 1933 Act or who is under common control with the Fund or the Adviser (collectively, the “Indemnified Parties” for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statements of any material fact contained in the registration statement, prospectus (which shall include a written description of a Contract that is not registered under the 1933 Act), or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Fund or the Adviser for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts, or

(ii) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the Fund not supplied by the Company or persons under its control) or wrongful conduct of the Company or its agents or persons under the Company’s authorization or control, with respect to the sale or distribution of the Contracts, or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon written information furnished to the Fund by or on behalf of the Company for use in such registration statement, prospectus, SAI or sales literature; or

(iv) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company;

as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

7.1. (b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement. Further, the Company shall not be liable (including by way of indemnification) for any exemplary, indirect, punitive, special or consequential damages.

7.1. (c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.1. (d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund shares or the Contracts or the operation of the Fund.

7.2. Indemnification by the Adviser

7.2. (a) The Adviser agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation expenses (including legal and other expenses) actually paid by the Indemnified Parties to Contract owners, regulatory authorities or any third-party claimaints, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations by or on behalf of the Fund or the Adviser (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature for the Contracts not supplied by the Fund or the Adviser) or wrongful conduct of the Adviser or the Fund with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon written information furnished to the Company by or on behalf of the Adviser or the Fund for use in such registration statement, prospectus, SAI or sales literature; or

(iv) arise out of or result from any material breach of any representation and/or warranty made by or on behalf of the Adviser or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by or on behalf of the Adviser or the Fund;

as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.

7.2. (b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Company or the Account, whichever is applicable. Further the Adviser shall not be liable (including by way if indemnification) for any exemplary, indirect, punitive, special or consequential damages.

7.2. (c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Party, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.2. (d) The Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

7.2. (e) Notwithstanding the foregoing, no person shall be entitled to any indemnification under this Section 7.2 in respect of any failure of the Fund to qualify as a RIC for any period.

7.3. Indemnification by the Fund

7.3. (a) The Fund agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 7.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation expenses (including legal and other expenses) actually paid by the Indemnified Parties to Contract owners, regulatory authorities or any third-party claimants, resulting from:

(i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI of the Fund (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or Fund by or on behalf of the Company for use in the registration statement, prospectus or SAI for the Fund (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) any material breach of any representation and/or warranty made by or on behalf of the Fund in this Agreement any other material breach of this Agreement by or on behalf of the Fund;

as limited by and in accordance with the provisions of Sections 7.3(b) and 7.3(c) hereof. The parties acknowledge that the Fund’s indemnification obligations under this Section 7.3 are subject to applicable law.

7.3. (b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or negligence or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the

Company or the Account, whichever is applicable. Further, the Fund shall not be liable (including by way of indemnification) for any exemplary, indirect, punitive, special or consequential damages. Notwithstanding the foregoing, no person shall be entitled to any indemnification under this Section 7.3 in respect of any failure of the Fund to qualify as a RIC for any period.

7.3. (c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.3. (d) The Company agrees promptly to notify the Fund of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

ARTICLE VIII. Applicable Law

8.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

8.2. This Agreement shall be subject to the provisions of the 1933 and 1940 Acts as well as the Exchange Act of 1934, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant, and the terms hereof shall be interpreted and construed in accordance therewith.

8.3. The parties waive their right to seek remedies in court, including any right to a jury trial. The parties agree that in the event of any dispute between the parties arising out of, relating to or in connection with this Agreement, such dispute shall be resolved exclusively by arbitration to be conducted in accordance with the rules of JAMS/ENDISPUTE applying the laws of New York. Disputes shall not be resolved in any other forum or venue. The parties agree that such arbitration shall be conducted by a retired judge who is experienced in resolving disputes regarding the securities business, that discovery shall not be permitted except as required by the rules of JAMS/ENDISPUTE, that the arbitration award shall not include factual findings or conclusions of law, and that no punitive damages shall be awarded. The parties understand that any party’s right to appeal or to seek modification of any ruling or award of the arbitrator is severely limited. Any award rendered by the arbitrator shall be final and binding, and judgment may be entered on it in any court of competent jurisdiction or as otherwise provided by law.

ARTICLE IX. Termination

9.1. This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party, for any reason with respect to some or all Designated Portfolios, by 120 days’ advance written notice delivered to the other parties; or

(b) termination by the Company by written notice to the other parties based upon the Company’s determination that shares of the Fund are not reasonably available to meet the requirements of the Contracts; or

(c) termination by the Company by written notice to the other parties in the event the Fund’s shares sold hereunder are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) termination by the Fund or Adviser in the event that formal administrative proceedings are instituted against the Company by the National Association of Securities Dealers, Inc. (the “NASD”), the SEC, the Insurance Commissioner or like official of any state or any other regulatory body; or

(e) termination by the Company in the event that formal administrative proceedings are instituted against the Fund or Adviser by the SEC or any state securities department or any other regulatory body; or

(f) termination by the Company by written notice to the other parties in the event that the Fund ceases to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, or if the Company reasonably believes that the Fund may fail to so qualify or comply; or

(g) termination by either the Fund or the Adviser by written notice to the other parties, if either one or both the Fund and the Adviser, respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h) termination by the Company by written notice to the other parties, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(i) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Designated Portfolio of the Fund in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Fund and Adviser of the date of substitution.

9.2. Notwithstanding any termination of this Agreement, the Fund and the Adviser shall, at the option of the Company, continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”), unless the Company seeks an order pursuant to Section 26(b) of the 1940 Act to permit the substitution of other securities for the shares of the Designated Portfolios. Specifically, the owners of the Existing Contracts may be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts (subject to any such election by the Company).

9.3. Notwithstanding any termination of this Agreement, each party’s obligation under Article VII to indemnify the other parties shall survive.

ARTICLE X. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Company:	Security Benefit Life Insurance Company Attention General Counsel One Security Benefit Place Topeka, Kansas 66636 - 0001
If to the Fund:	RS Investment Trust Attention David Elliott 388 Market Street San Francisco, California 94111

If to Adviser:	RS Investment Management, L.P. Attention David Elliott 388 Market Street San Francisco, California 94111

ARTICLE XI. Miscellaneous

11.1. The parties agree that neither the Board, officers, agents or shareholders of the Fund assume any personal liability or responsibility for obligations entered into by or on behalf of the Fund.

11.2. Subject to the requirements of legal process and regulatory authority, the Fund and the Adviser shall treat as confidential the names and addresses of the owners of the Contracts. Each party shall treat as confidential all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such information without the express written consent of the affected party until such time as such information has come into the public domain.

11.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations (the Company to pay any costs or expenses incurred by the Fund or the Adviser in connection therewith).

11.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative.

Security Benefit Life		By its authorized officer
Insurance Company

	By:	GREGORY J. GARVIN
	Title:	Vice President
	Date:	June 30, 2003

RS Investment Trust, on behalf of
its RS Partners Fund series only		By its authorized officer

	By:	STEVEN COHEN
	Title:	Treasurer
	Date:	6/30/03

RS Investment Management, L.P.		By its authorized officer

	By:	STEVEN COHEN
	Title:	CFO
	Date:	6/30/03

July 1, 2003

Schedule A

Account(s)	Contract(s)	FUND

SBL Variable Annuity Account XIV	V6029	RS Investment Trust, on behalf of its RS Partners Fund series only

A-1

AMENDMENT NUMBER 1 TO PARTICIPATION AGREEMENT

THIS AMENDMENT NO. 1 TO THE PARTICIPATION AGREEMENT is made as of August 4, 2006, by and between Security Benefit Life Insurance Company (“Company”), and RS Investment Trust (the “Trust”) on behalf of its RS Partners Fund series (the “Fund”) and RS Investment Management, L.P. (“Adviser”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

WHEREAS, the Company, the Trust and the Adviser are parties to a Participation Agreement dated July 1, 2003 (the “Agreement”); and

WHEREAS, terms of the Agreement contemplate that the Accounts eligible to purchase Funds of the Trust under the Agreement may be changed from time to time by amending Schedule A to the Agreement; and

WHEREAS, the parties wish to add certain Accounts to the Agreement by deleting the existing Schedule A and replacing it with the Schedule A attached hereto; and

WHEREAS, the Trust issues its shares in multiple series and the parties hereto desire to amend the definition of “Fund” such that it encompasses all series of the Trust; and

WHEREAS, all other terms of the Agreement shall remain in full force and effect;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and Adviser agree as follows:

1. The defined term “Fund” in the Agreement from this date forward shall mean each series of the Trust set forth on Schedule A, as it may be amended from time to time. Schedule A attached to the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

2. One or more new series of the Trust may be established (each a “New Fund”), not then represented on Schedule A hereto. Each such New Fund shall become subject to the provisions of the Agreement to the same extent as the existing Funds as reflected on Schedule A, except to the extent that such provisions may be modified with respect to each additional New Fund in writing by the parties at the time of the addition of the New Fund, and each such New Fund shall be added to Schedule A.

3. All obligations of the Funds under this Agreement are several and not joint.

4. In the event of a conflict between the terms of this Amendment No. 1 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 1 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment No. 1, the parties hereby confirm and ratify the Agreement. The Agreement dated July 1, 2003 and this Amendment No. 1 constitutes the entire agreement among the parties with respect to the arrangements described herein.

5. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

6. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement dated July 1, 2003 shall remain unamended and shall continue to be in full force and effect

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date first above written.

SECURITY BENEFIT LIFE INSURANCE COMPANY

GREGORY J. GARVIN
By:	Gregory J. Garvin
Title:	VP

RS INVESTMENT TRUST

TERRY R. OTTON
By:	Terry R. Otton
Title:	President

RS INVESTMENT MANAGEMENT, L.P.

TERRY R. OTTON
By:	Terry R. Otton
Title:	Chief Executive Officer

August 4, 2006

Schedule A

Account(s)	Contract(s)	FUND

SBL Variable Annuity Account XIV	V6029	RS Diversified Growth Fund RS Emerging Growth Fund RS Growth Fund

SBL Variable Annuity Account XVI	GV9497

The Information Age Fund

RS Internet Age Fund

RS Mid Cap Opportunities Fund

RS Smaller Company Growth Fund

RS Global Natural Resources Fund

RS Investors Fund

RS Partners Fund

RS Value Fund

RS Core Equity Fund*

RS Large Cap Value Fund*

RS Small Cap Core Equity Fund*

RS Asset Allocation Fund*

RS International Growth Fund*

RS Emerging Markets Fund*

RS S&P 500 Index Fund*

RS Investment Quality Bond Fund*

RS High Yield Bond Fund*

RS Tax-Exempt Fund*

RS Low Duration Bond Fund*

RS Cash Management Fund*

*	Former Guardian funds will be merged into RS Investment Trust effective October 9, 2006.

ASSIGNMENT AND AMENDMENT NUMBER 2 TO PARTICIPATION AGREEMENT

THIS ASSIGNMENT AND AMENDMENT NO. 2 TO THE PARTICIPATION AGREEMENT is made as of February 22, 2007, by and between Security Benefit Life Insurance Company (“Company”), and RS Investment Trust (the “Trust”) on behalf of its constituent Funds (the “Funds”), RS Investment Management, L.P. (“Adviser”), and Guardian Investor Services LLC (“GIS”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Participation Agreement (defined below).

ASSIGNMENT OF AGREEMENT

WHEREAS, the Company, the Trust and the Adviser are parties to a Participation Agreement dated July 1, 2003 (the “Agreement”), as amended; and

WHEREAS, GIS is a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of the NASD;

WHEREAS, GIS has acquired a majority interest in RS Investment Management Co. LLC (RS); and

WHEREAS, as a result of this acquisition RS is a subsidiary of GIS and GIS has become principal distributor of the Funds; and

WHEREAS, the Trust and the Adviser wish to assign the Agreement to GIS;

NOW, THEREFORE, the Trust and the Adviser do hereby transfer and assign all of their right, title and interest in and obligations under said Agreement, effective as of October 9, 2006, to GIS and, by its signature below, Company does hereby consent to said assignment.

AMENDMENT NO. 2 TO AGREEMENT

In consideration of their mutual promises, the parties hereby amend the Agreement by adding the following provisions to Article XI:

11.9. Information to be provided.

Company agrees that, in the event that it should come to its attention that any of its variable contract owners is engaging in a pattern of purchases, redemptions and/or exchanges of Funds that is inconsistent with the trading parameters established by the Trust and communicated to Company, Company shall immediately notify GIS of such pattern and shall cooperate fully with GIS in any investigation and, if deemed necessary or appropriate by GIS, terminating any such pattern of trading, including, without limitation, by refusing such owner’s orders to purchase shares of the Funds.

11.10 Anti Money Laundering Provisions.

(a) Company represents and certifies that it has adopted and implemented, and agrees that it will maintain, policies, procedures, and internal controls reasonably designed to comply with the applicable provisions of the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, its implementing regulations, Money Laundering Abatement Act, and any other Anti-Money Laundering law, rule or regulation applicable to it, including but not limited to, rules requiring it to implement an anti-money laundering program and a customer identification program (“CIP”). Subject to legal restrictions, Company will, upon GIS’s request, promptly provide to GIS or the respective Fund, evidence of those policies and procedures and its compliance therewith and/or evidence establishing the identities and sources of funds for each purchase of shares of the Funds.

(b) Further, Company will, upon GIS’s reasonable request, not more than once each year, certify to GIS that it remains in compliance with such rules; specifically, that it or its agents (i) provide notice of its CIP to all new customers, (ii) obtains required identifying data elements for each customer, (iii) reasonably verifies the identity of each new customer (using the data elements), (iv) takes appropriate action with respect to persons the identities of whom it can not verify, and (v) retains all records for required time periods, each at least to an extent required by relevant USA PATRIOT Act of 2001 regulation.

(c) Company also hereby certifies to GIS that it is in compliance with the economic sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and has an OFAC compliance program that satisfies all applicable laws and regulations. Company understands that GIS will be relying on the foregoing certifications in administering the Funds’ anti-money laundering compliance program. Company hereby undertakes to notify GIS promptly if any of the foregoing certifications cease to be true and correct in any material respect.

11.11. Privacy

(a) Company agrees to comply with all applicable federal, state and/or local law or regulation related to privacy.

(b) Each party represents and warrants to the other that it has implemented and currently maintains an effective information security program to protect customer information, which program includes administrative, technical and physical safeguards to ensure the security and confidentiality of the Nonpublic Personal Information, to protect against any threats or hazards to the security and integrity of the Nonpublic Personal Information, and to protect against unauthorized access to or use of the Nonpublic Personal Information.

11.12. Certifications.

Company hereby certifies that to the best of its knowledge after reasonable inquiry, it is following all requirements, rules and regulations in connection with its handling of orders for transactions in the Funds, including, but not limited to,:

•	Rule 22c-1(a) under the Investment Company Act of 1940 (the “1940 Act”), as amended;

•

The provisions of Company’s agreement with GIS or its affiliates that relate to offering shares of the Funds in accordance with prospectus requirements and the placement of orders with GIS or the Funds’ transfer agent for purchases or redemptions of Fund shares;

•	The Funds’ prospectus provisions regarding the purchase and redemption of Fund shares and market timing policies; and

•	Company’s internal policies and procedures that it believes to be appropriate and sufficient with regard to the handling of Fund orders on a timely basis.

11.13. Shareholder Information

11.13.a.

Agreement to Provide Information. Company agrees to provide the Fund, upon written request, the taxpayer identification number (“TIN”), the Individual/ International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), if known, of any or all Contract owner(s) and the name or other identifier of any investment professional(s) associated with the Contract owner(s) or account (if known), and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an account maintained by, or a variable annuity or variable life insurance contract issued by, the Company during the period covered by the request.

Period Covered by Request. Requests must set forth a specific period, not to exceed ninety (90) calendar days from the date of the request, for which transaction information is sought. The Fund may request transaction information older than ninety (90) days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund, as set forth in Rule 22c-2 of the Investment Company Act of 1940 (“SEC Rule 22c-2”).

Form and Timing of Response. (a) Company agrees to provide, promptly upon request of the Fund, the requested information specified in 11.13. If requested by the Fund or its designee, Company agrees to use best efforts to determine promptly whether any transactions include transactions effected by an Indirect Intermediary through the Company and, upon further request of the Fund or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in 11.13 for those Contract owners who hold an account with the Fund through the Indirect Intermediary or (ii) restrict or prohibit the Indirect Intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Company additionally agrees to inform the Fund whether it plans to perform (i) or (ii).

(b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties; and

(c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.

Limitations on Use of Information. The Fund agrees not to use the information received for marketing or any other similar purpose without the prior written consent of the Intermediary.

11.13.b.

Agreement to Restrict Trading. Company agrees, upon direction of the Fund, to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of shares by a Contract owner that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Company’s Account) that violate policies established or utilized by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding Shares issued by the Fund, as set forth in SEC Rule 22c-2.

Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN, or GII is not known, the instructions must include an equivalent identifying number of the Contract owner(s) or account(s) or other agreed upon information to which the instruction relates.

Timing of Response. Intermediary agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Company.

Confirmation by Company. Company must provide written confirmation to the Fund that instructions from the Fund to restrict or prohibit trading have been executed. Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.

11.13.c.	Definitions. For purposes of this Section 11.13:

The term “Fund” includes the fund’s principal underwriter, distributor, and transfer agent or their designee(s). The term not does include any “excepted funds” as defined in SEC Rule 22c-2(b).

The term “Shares” means the interests of Contract owners corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act of 1940 that are held by the Intermediary.

The term “Contract owner” means the holder of interests in a variable annuity or variable life insurance contract issued by the Company.

The term “written” includes electronic writings and facsimile transmissions.

The term “purchase” does not include the automatic reinvestment of dividends.

The term “promptly” as used in 11.13 shall mean as soon as practicable but in no event later than five business days from the Intermediary’s receipt of the request for information from the Fund or its designee.

The term “Indirect Intermediary” shall mean a person that (a) is an intermediary as defined in SEC Rule 22c-2 and (b) holds an account with the Fund through a “financial intermediary” as defined in SEC Rule 22c-2.

11.13.d.	Section 11.13 of the Agreement shall go into effect on October 16, 2007 or any such later date as SEC Rule 22c-2 may deem and shall survive the termination of this Agreement.

Prior to the effective date of this Agreement, the Fund and Company agree that any request made to Company by the Fund for shareholder transaction information of the Company, and Company’s response to such request, shall be governed by whatever practices the Fund and Company had utilized in the absence of a formal agreement, if any, to govern such requests.

11.13.e.	In the event of conflict between Section 11.13 and the remainder of the Agreement, Section 11.13 shall take precedence.

3. All obligations of the Funds under this Agreement are several and not joint.

4. In the event of a conflict between the terms of this Assignment and Amendment No. 2 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 2 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Assignment and Amendment No. 2, the parties hereby confirm and ratify the Agreement. The Agreement dated July 1, 2003, Amendment No. 1 dated August 4, 2006 and this Assignment and Amendment No. 2 constitutes the entire agreement among the parties with respect to the arrangements described herein.

5. This Assignment and Amendment No. 2 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Amendment No. 2 as of the date first above written.

SECURITY BENEFIT LIFE INSURANCE COMPANY

THOMAS A. SWANK
By:	Thomas A. Swank
Title:	Chief Operating Officer

RS INVESTMENT TRUST

TERRY R. OTTON
By:	Terry R. Otton
Title:	President

RS INVESTMENT MANAGEMENT, L.P.

TERRY R. OTTON
By:	Terry R. Otton
Title:	Chief Executive Officer

GUARDIAN INVESTOR SERVICES LLC

BRUCE C. LONG
By:	Bruce C. Long
Title:	President

ASSIGNMENT AND AMENDMENT NUMBER 3 TO PARTICIPATION AGREEMENT

THIS ASSIGNMENT AND AMENDMENT NO. 3 TO THE PARTICIPATION AGREEMENT is made as of July 29, 2016, by and between Security Benefit Life Insurance Company (“Company”), RS Funds Distributor LLC (“RSFD”) and Victory Capital Advisers, Inc. (“Distributor”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Participation Agreement (defined below).

ASSIGNMENT OF AGREEMENT

WHEREAS, the Company and RSFD are parties to a Participation Agreement dated July 1, 2003 (the “Agreement”), as amended; and

WHEREAS, Distributor is a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934 and a member of FINRA;

WHEREAS, on or about July 29, 2016, Victory Capital Holdings, Inc., parent company of Distributor, will acquire RS Investment Management Co. LLC (RS), parent company of RSFD (the “Closing”); and

WHEREAS, as a result of this acquisition Distributor will become principal distributor of the Funds; and

WHEREAS, RSFD wishes to assign the Agreement to Distributor;

NOW, THEREFORE, RSFD does hereby transfer and assign all of its rights, title and interests in and obligations under said Agreement, effective as of on or about the date of the Closing, to Distributor and, by its signature below, Company does hereby consent to said assignment.

AMENDMENT NO. 3 TO AGREEMENT

In consideration of their mutual promises, the parties hereby amend the Agreement as follows:

1. Article X is amended as follows

If to the Company:	Security Benefit Life Insurance Company Attention General Counsel One Security Benefit Place Topeka, Kansas 66636 - 0001

If to the Distributor:	Victory Capital Advisers, Inc. Attention General Counsel 4900 Tiedeman Road, 4th Floor Brooklyn, Ohio 44144

2. Schedule A

Schedule A is replaced with the new Schedule A attached.

3. All obligations of the Funds under this Agreement are several and not joint.

4. In the event of a conflict between the terms of this Assignment and Amendment No. 3 and the Agreement, it is the intention of the parties that the terms of this Amendment No. 3 shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Assignment and Amendment No. 3, the parties hereby confirm and ratify the Agreement. The Agreement dated July 1, 2003, Amendment No. 1 dated August 4, 2006, Assignment and Amendment No. 2 dated February 22, 2007 and Assignment dated January 29, 2014 constitute the entire agreement among the parties with respect to the arrangements described herein.

5. This Assignment and Amendment No. 3 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

6. It is specifically acknowledged that assets of any one Fund shall not be used to offset the liabilities of any other Fund. Shareholders and Trustees of the Funds shall not be held personally liable for any obligations of the Funds.

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Amendment No. 3 as of the date first above written.

SECURITY BENEFIT LIFE INSURANCE COMPANY

KEVIN WATT
By:	Kevin Watt
Title:	Vice President

RS FUNDS DISTRIBUTOR LLC

SCOTT HALL
By:	Scott Hall
Title:	Director of Client Operations

VICTORY CAPITAL ADVISERS, INC.

PETER SCHARICH
By:	Peter Scharich
Title:	President

July 1, 2016

Schedule A

Account(s)	Contract(s)	FUND

SBL Variable Annuity Account XIV	V6029

Victory Floating Rate Fund

Victory High Income Municipal Bond Fund

Victory High Yield Fund

Victory INCORE Investment Quality Bond Fund

Victory INCORE Low Duration Bond Fund

Victory Strategic Income Fund

Victory Tax-Exempt Fund

Victory RS Growth Fund

Victory RS Mid Cap Growth Fund

Victory RS Select Growth Fund

Victory RS Small Cap Equity Fund

Victory RS Small Cap Growth Fund

Victory RS Science and Technology Fund

Victory Sophus China Fund

Victory Sophus Emerging Markets Fund

Victory Sophus Emerging Markets Small Cap Fund

Victory RS Global Fund

Victory RS International Fund

Victory Global Natural Resources Fund

Victory RS Investors Fund

Victory RS Large Cap Alpha Fund

Victory RS Partners Fund

Victory RS Value Fund

Victory RS Focused Opportunity Fund

Victory RS Focused Growth Opportunity Fund

AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT

RULE 498A

Security Benefit Life Insurance Company (the “Company”), on its own behalf and on behalf of each separate account of the Company as set forth in Schedule A to the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), and Victory Capital Services, Inc. (formerly Victory Capital Advisers, Inc.) (“Distributor”) have entered into a participation agreement dated as of July 1, 2003, as amended and assigned (the “Participation Agreement”), related to the series portfolios, individually and not jointly (the “Portfolios”), of Victory Portfolios (the “Fund”), whereby the Company invests in shares of certain Portfolios as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts” or “Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”).

This Amendment No. 4 to Participation Agreement (the “Amendment”) is entered into by and among the Company and the Distributor (collectively, the “Parties”), and is effective as of November 29, 2023 (the “Effective Date”).

RECITALS

WHEREAS, Section 5(b)(2) of the Securities Act of 1933, as amended (the “1933 Act”) may require that a Statutory Prospectus (as defined in Rule 498A under the 1933 Act (“Rule 498A” or the “Rule”)) for the Portfolios be delivered to Contract Owners under certain circumstances;

WHEREAS, the Company intends to meet any such Portfolio Statutory Prospectus delivery requirement by relying on (and complying with the requirements, terms and conditions of) paragraph (j) of Rule 498A for “on-line” delivery;

WHEREAS, paragraph (j) of Rule 498A requires, inter alia, that certain Fund Documents (defined below) be posted and maintained on a website specified on the cover page of the summary prospectus for the Variable Contracts, and the Company intends to host said websites; and

WHEREAS, the Company cannot host such websites in compliance with Rule 498A unless the Fund Documents that are specified in the Rule are prepared and provided by the Distributor;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company and the Distributor hereby agree to supplement and amend the Participation Agreement as follows:

1.

Website Posting and Availability of Fund Documents. The Company shall host and maintain the websites specified in paragraph (j)(1)(iii) of Rule 498A, so that the documents listed below in (a) through (d) (collectively, “Fund Documents”) are publicly accessible, free of charge, at those websites, in accordance with the conditions set forth in that paragraph, provided that the Distributor fulfills its obligations under this Amendment.

a.	Summary Prospectus for the Portfolios;

b.	Statutory Prospectus for the Portfolios;

c.	Statement of Additional Information (“SAI”) for the Portfolios; and

d.	Most Recent Annual and Semi-Annual Reports to Shareholders for the Portfolios.

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2.

Timely Provision of Fund Documents. The Distributor shall send a .pdf file of the Fund Documents to rpsupport@dfinsolutions.com as soon as practicable after filing with the SEC and on a timely basis to facilitate the required website posting. The Distributor shall provide updated versions of Fund Documents as necessary, to facilitate a continuous offering of the Variable Contracts.

3.

Content of Fund Documents. The Distributor shall be responsible for the content of the Fund Documents, including, but not limited to, the accuracy and completeness of the Fund Documents. Without limiting the generality of the foregoing in any manner, the Distributor shall be responsible for ensuring that the Fund Documents:

a.	Meet the applicable standards of the 1933 Act, the Securities Exchange Act of 1934, as amended, the 1940 Act, and all applicable rules and regulations under those Acts; and

b.

Do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

4.

Format of Fund Documents. The Distributor shall provide the Fund Documents to the Company in accordance with Section 2, in an electronic format that is suitable for website posting, and in a format or formats that meet the requirements of sections (h)(2)(i), (h)(2)(ii), and (h)(3) of Rule 498A.

5.

Provision of Fund Documents for Paper Delivery. To satisfy Contract Owner requests under paragraphs (i)(1) and (j)(3) of Rule 498A, the Distributor shall provide the Company with as many printed copies of the Fund Documents as the Company may reasonably request, with expenses to be borne in accordance with Section 3.1 of the Participation Agreement. If requested by the Company in lieu thereof, the Distributor shall provide the Fund Documents (including a print-ready .pdf or an electronic copy in a format suitable for printing) and such other assistance as is reasonably necessary in order for the Company to have the Fund Documents printed together in a single document or printed individually by the Company if it so chooses.

6.	Expenses. Rule 498A expenses shall be borne in accordance with the following schedule:

Item	Function	Party Responsible for Expense
498A Fund Documents	Website Hosting and Maintenance	Distributor will cause the Funds to pay.

7.

Use of Summary Prospectuses. The Company shall ensure that an Initial Summary Prospectus is used for each currently offered Variable Contract described under the related registration statement. The Adviser shall ensure that a summary prospectus is used for the Portfolios.

8.

Portfolio Expense and Performance Data. Upon request by the Company, the Distributor shall provide such data regarding each Portfolio’s expense ratios and investment performance to facilitate the registration and sale of the Variable Contracts. Without limiting the generality of the forgoing, the Distributor shall provide the following Portfolio expense and performance data on a timely basis to facilitate the Company’s preparation of its annually updated registration statement for the Variable Contracts (and as otherwise reasonably requested by the Company):

a.

the gross “Annual Portfolio Company Expenses” for each Portfolio calculated in accordance with Item 3 of Form N-1A, before any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 16 to Item 4 of Form N-4, and (ii) Instruction 4(a) to Item 4 of Form N-6); and

b.

the net “Annual Portfolio Company Expenses” (aka “Total Annual Fund Operating Expenses”) for each Portfolio calculated in accordance with Item 3 of Form N-1A, that include any expense reimbursements or fee waiver arrangements (and in accordance with (i) Instruction 17 to Item 4

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of Form N-4 and (ii) Instruction 4 to Item 17 of Form N-4, and (iii) Instruction 4(b) to Item 4 of Form N-6, and (iv) Instruction 4 to Item 18 of Form N-6)), and the period for which the expense reimbursements or fee waiver arrangement is expected to continue and whether it can be terminated by the Portfolio (or the Fund); and

c.

the “Average Annual Total Returns” for each Portfolio (before taxes) as calculated pursuant to Item 4(b)(2)(iii) of Form N-1A (for 1-, 5-, and 10-year periods, and in accordance with (i) Instruction 7 to Item 17 of Form N-4, and (ii) Instruction 7 to Item 18 of Form N-6)); and

d.	he name of the investment adviser(s) and sub-adviser(s) of each Portfolio, if any.

9.

Compliance with Rule 38a-1. The Distributor, for itself and on behalf of the Fund, represents and warrants that each does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act.

10.	Construction of this Amendment; Participation Agreement.

a.

This Amendment shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 498A under the 1933 Act and any interpretations of the Rule by the SEC, its staff, courts, or other appropriate legal authorities.

b.

To the extent the terms of this Amendment conflict with the terms of the Agreement, the terms of this Amendment shall control; otherwise, and except as otherwise specifically set forth in this Amendment, the terms of the Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Amendment.

c.	Capitalized and other terms used in this Amendment shall have the meaning given to them in the Agreement, unless otherwise defined herein.

11.

Counterparts and Delivery. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Amendment delivered by facsimile or by email in .pdf form shall be treated as an original.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the Effective Date first set forth above.

SECURITY BENEFIT LIFE INSURANCE COMPANY		VICTORY CAPITAL SERVICES, INC.

By:	KEVIN WATT	By:	CHRISTOPHER PONTE
Print Name:	Kevin Watt	Print Name:	Christopher Ponte
Title:	Vice President	Title:	CFO/FINOP

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